SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

April 26, 2004

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

One MedImmune Way, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 398-0000

ITEM 5. Other Events

        On April 26, 2004, MedImmune, Inc. (the “Company”), and Wyeth jointly issued a press release announcing the dissolution of their collaboration for the nasal flu vaccine FluMist (Influenza Virus Vaccine Live, Intranasal) and an investigational second-generation liquid formulation, Cold Adapted Influenza Vaccine-Trivalent (CAIV-T) and will conduct a previously announced publicly available conference call to discuss the transaction. As a result of the dissolution, subject to obtaining necessary government approval, the Company will have worldwide rights to these products and will assume full responsibility for the manufacturing, marketing, and selling of FluMist. A copy of the press release describing this event is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

       Exhibit No.       Description

         99.1                 Press Release, dated April 26, 2004, “MedImmune Reacquires Rights to Intranasal Influenza Vaccine Products from Wyeth. Companies Announce Dissolution of                                  FluMist™ Collaboration"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIMMUNE, INC.

BY: /s/ Lota S. Zoth —————————————— Lota S. Zoth Senior Vice President and Chief Financial Officer

Dated: April 26, 2004